
<ARTICLE> 5
<RESTATED>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               MAR-31-1995
<CASH>                                          61,200
<SECURITIES>                                         0
<RECEIVABLES>                                  899,900<F2>
<ALLOWANCES>                                         0
<INVENTORY>                                    569,100
<CURRENT-ASSETS>                             2,232,000
<PP&E>                                       3,397,400
<DEPRECIATION>                               1,588,900
<TOTAL-ASSETS>                               6,361,100
<CURRENT-LIABILITIES>                        2,088,800
<BONDS>                                      1,311,300
<COMMON>                                        94,600
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      7,400
<OTHER-SE>                                   1,446,100
<TOTAL-LIABILITY-AND-EQUITY>                 6,361,100
<SALES>                                        853,400<F3>
<TOTAL-REVENUES>                               857,700
<CGS>                                          500,900
<TOTAL-COSTS>                                  500,900
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              15,800
<INCOME-PRETAX>                                 31,400<F4>
<INCOME-TAX>                                     8,500
<INCOME-CONTINUING>                             22,900<F4>
<DISCONTINUED>                                  24,600<F5>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    47,500
<EPS-PRIMARY>                                      .50
<EPS-DILUTED>                                      .49

<F1>Restated to reflect the classification of Grace's health care segment as a discontinued operation.
<F2>Amount shown is net of allowances.
<F3>Excludes sales reported by the discontinued health care segment of $491.8 million for the first quarter of 1995.
<F4>Includes a pretax provision of $20 million ($12.5 million after-tax)
relating to corporate governance activities.
<F5>In June 1995, the Company announced that its Board of Directors had approved a plan to spin off NMC. As a result, Grace has classified its health care segment as a discontinued operation.

